EXHIBIT 99.1
FOR MORE INFORMATION, CONTACT:
Marshall Loeb, President and Chief Executive Officer
Brent Wood, Chief Financial Officer
(601) 354-3555

EASTGROUP PROPERTIES ANNOUNCES
FOURTH QUARTER AND YEAR 2017 RESULTS

FOURTH QUARTER 2017 RESULTS

•	Net Income Attributable to Common Stockholders of $.51 Per Share Compared to $.46 Per Share for the Same Quarter of 2016

•	Funds from Operations of $1.14 Per Share Compared to $1.08 Per Share for the Same Quarter Last Year, an Increase of 5.6%

•	Same Property Net Operating Income (PNOI) Growth of 5.2%

•	97.0% Leased, 96.4% Occupied as of December 31, 2017; Average Occupancy of 96.4% for the Quarter

•	Rental Rates on New and Renewal Leases Increased an Average of 15.3%

•	Acquired 287,000 Square Feet of Operating Properties, 132,000 Square Feet of Development-Stage Properties and 11 Acres of Development Land in Atlanta for $34 Million

•	Started Construction of Four Development Projects Totaling 352,000 Square Feet in Austin, Charlotte and Phoenix with Projected Total Costs of $32 Million

•	Sold 14 Acres of Land in El Paso for $3 Million and Recognized a Gain of $333,000

•	Paid 152nd Consecutive Quarterly Cash Dividend: $.64 Per Share

•	Issued 332,852 Shares of Common Stock at an Average Price of $91.95 During the Quarter with Gross Proceeds of $31 Million

•	Closed $60 Million of Senior Unsecured Private Placement Notes With a Fixed Interest Rate of 3.46%

YEAR 2017 RESULTS

•	Net Income Attributable to Common Stockholders of $2.44 Per Share Compared to $2.93 Per Share for 2016

•	Funds from Operations of $4.26 Per Share Compared to $4.02 Per Share Last Year, an Increase of 6.0%

•	Same PNOI Growth of 2.8%

•	Average Occupancy of 95.5% for the Year

•	Rental Rates on New and Renewal Leases Increased an Average of 16.8%

•	Acquired 708,000 Square Feet of Operating Properties, 132,000 Square Feet of Development-Stage Properties and 90 Acres of Land for $82 Million

•	Started Construction of 12 Development Projects Totaling 1.3 Million Square Feet with Projected Total Costs of $109 Million

•	Transferred 12 Development Projects Totaling 2.2 Million Square Feet to the Real Estate Portfolio

•	Development Program Consisted of 18 Projects (2.2 Million Square Feet) at December 31, 2017 with a Projected Total Investment of $185 Million

•	Sold 514,000 Square Feet of Operating Properties and 19 Acres of Land for $42 Million

•	Issued 1,370,457 Shares of Common Stock at an Average Price of $80.71 During the Year with Gross Proceeds of $111 Million

JACKSON, MISSISSIPPI, January 31, 2018 - EastGroup Properties, Inc. (NYSE: EGP) announced today the results of its operations for the three and twelve months ended December 31, 2017.

Commenting on EastGroup’s performance, Marshall Loeb, CEO, stated, “Our fourth quarter results are a testament to the strength and resilience we are seeing across the industrial market. Our in-fill Sunbelt high growth market strategy is further positioning us to capitalize on the opportunity. The 5.6% increase in quarterly FFO over prior year represents

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the 26th increase in the past 27 quarters, truly a long-term trend. Other indicators of the strong market and our solid performance include being 97.0% leased, over 5% same store PNOI growth, and over 15% re-leasing spreads.”

EARNINGS PER SHARE

On a diluted per share basis, earnings per common share (EPS) was $.51 for the three months ended December 31, 2017, compared to $.46 for the same period of 2016. The Company's property net operating income (PNOI) increased by $4,522,000 ($.13 per share) for the three months ended December 31, 2017, as compared to the same period of 2016. The increase in PNOI was offset by increases in depreciation and amortization expense of $1,594,000 ($.05 per share) and general and administrative expense of $817,000 ($.02 per share) in the fourth quarter of 2017 compared to the same period of 2016.

Diluted EPS for the twelve months ended December 31, 2017, was $2.44 compared to $2.93 for the same period of 2016. PNOI increased by $15,490,000 ($.45 per share) for 2017 as compared to 2016. EPS for 2017 included net gains on sales of real estate investments and non-operating real estate of $22,148,000 ($.65 per share) compared to $42,903,000 ($1.31 per share) during 2016. In addition, depreciation and amortization expense increased by $5,939,000 ($.17 per share), and general and administrative expense increased by $1,740,000 ($.05 per share) during 2017 compared to 2016.

FUNDS FROM OPERATIONS

For the quarter ended December 31, 2017, funds from operations attributable to common stockholders (FFO) was $1.14 per share compared to $1.08 per share for the same quarter of 2016, an increase of 5.6%. PNOI increased by $4,522,000, or 9.8%, during the quarter ended December 31, 2017, compared to the same period of 2016. PNOI increased $2,333,000 from same property operations, $2,165,000 from newly developed and redeveloped properties, and $661,000 from 2016 and 2017 acquisitions; PNOI decreased $610,000 from operating properties sold in 2016 and 2017.

Same PNOI increased 5.2% for the quarter ended December 31, 2017, compared to the same quarter in 2016; without straight-line rent adjustments, same PNOI increased 6.0%. Rental rates on new and renewal leases (3.0% of total square footage) increased an average of 15.3% for the quarter.

FFO for the year ended December 31, 2017, was $4.26 per share compared to $4.02 per share during 2016, an increase of 6.0%. PNOI increased by $15,490,000, or 8.7%, during the twelve months ended December 31, 2017, compared to the same period of 2016. PNOI increased $10,327,000 from newly developed and redeveloped properties, $4,765,000 from same property operations, and $3,355,000 from 2016 and 2017 acquisitions; PNOI decreased $2,767,000 from operating properties sold in 2016 and 2017.

Same PNOI increased 2.8% for the year ended December 31, 2017, compared to 2016; without straight-line rent adjustments, same PNOI increased 3.3%. Rental rates on new and renewal leases (20.5% of total square footage) increased an average of 16.8% for the year ended December 31, 2017.

FFO and PNOI are non-GAAP financial measures, which are defined under Definitions later in this release.  Reconciliations of Net Income to PNOI and Net Income Attributable to EastGroup Properties, Inc. Common Stockholders to FFO are presented in the attached schedule “Reconciliations of GAAP to Non-GAAP Measures.”

ACQUISITIONS AND SALES

In mid-December, EastGroup acquired Gwinnett Progress Center in Atlanta for $29.3 million. The value-add property acquisition includes four newly completed distribution buildings totaling 392,000 square feet and an additional 10.5 acres for future development. Two of the buildings, known as Hurricane Shoals 1 & 2, contain 260,000 square feet; these buildings, which are currently 23% leased, were added to the Company's operating portfolio immediately upon acquisition. The other two buildings, Progress Center 1 & 2, contain 132,000 square feet and are currently 4% leased; these buildings are considered to be in the lease-up phase of development and are expected to transfer from the Company's development program to its operating portfolio at the earlier of 90% occupancy or one year after shell completion (April 2018). EastGroup has future plans to construct an 85,000 square foot distribution building on the acquired land, which is adjacent to the Hurricane Shoals 1 & 2 buildings. This acquisition increased the Company's ownership in the Atlanta market to over 700,000 square feet.

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Also in December, the Company acquired the 20% noncontrolling interest in two buildings, University Business Center 125 and 175, in Santa Barbara for $4.7 million. The acquisition adds 27,000 square feet to the Company's operating portfolio. EastGroup now owns 100% of both buildings.

In total for the year, EastGroup acquired 708,000 square feet of operating properties, 132,000 square feet of development-stage properties, and 90 acres of land for $82 million.

During the fourth quarter, the Company sold 14 acres of land in El Paso for $2.9 million. The sale generated a gain of $333,000 which was included in FFO.

Total sales for the year, which include 514,000 square feet of operating properties and 19 acres of land, generated gross proceeds of $42 million. The gains on sales of operating properties of $21,855,000 are included in Gain on sales of real estate investments; these gains from sales of depreciable real estate investments are excluded from FFO. The net gains on sales of land of $293,000 are included in Other on the Consolidated Statements of Income and Comprehensive Income; the net gains on sales of land are included in FFO.

Subsequent to year-end, EastGroup closed the sale of World Houston 18, a 33,000 square foot, non-EastGroup developed, single-tenant building in Houston, for $2.5 million. The transaction generated a gain on sale, which will be recorded in the first quarter of 2018. The gain will not be included in FFO.

DEVELOPMENT

During the fourth quarter, the Company began construction of four development projects: Falcon Field in Phoenix, Airport Commerce Center 3 in Charlotte, and Settlers Crossing 1 & 2 in Austin.

The Company began construction on the following projects during 2017:

Development Properties Started in 2017	Location	Size	Anticipated Conversion Date	Projected Total Costs
		(Square feet)		(In thousands)

Oak Creek VII	Tampa, FL	116,000	04/2018	$7,500
Steele Creek VII	Charlotte, NC	120,000	09/2018	8,600
Horizon XII	Orlando, FL	140,000	12/2018	12,100
Kyrene 202 III, IV & V	Phoenix, AZ	166,000	02/2019	13,800
CreekView 121 3 & 4	Dallas, TX	158,000	03/2019	14,200
Eisenhauer Point 5	San Antonio, TX	98,000	03/2019	7,500
Eisenhauer Point 6	San Antonio, TX	85,000	03/2019	5,200
Horizon X	Orlando, FL	104,000	04/2019	8,000
Falcon Field	Phoenix, AZ	96,000	05/2019	9,000
Airport Commerce Center 3	Charlotte, NC	96,000	07/2019	7,300
Settlers Crossing 1	Austin, TX	77,000	10/2019	7,400
Settlers Crossing 2	Austin, TX	83,000	10/2019	8,000
Total Development Properties Started		1,339,000		$108,600

At December 31, 2017, EastGroup’s development program consisted of 18 projects (2,166,000 square feet). The projects, which were collectively 48% leased as of January 30, 2018, have a projected total cost of $185 million.

During 2017, EastGroup transferred (at the earlier of 80% occupied or one year after completion) 12 development properties to the real estate portfolio as detailed in the table below.

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Development Properties Transferred to Real Estate Portfolio in 2017	Location	Size	Conversion Date	Cumulative Cost as of 12/31/17	Percent Leased as of 1/30/18
		(Square feet)		(In thousands)

Eisenhauer Point 1 & 2	San Antonio, TX	201,000	01/2017	$16,523	100%
South 35th Avenue (1)	Phoenix, AZ	125,000	01/2017	1,912	100%
Alamo Ridge III	San Antonio, TX	135,000	02/2017	11,030	100%
Parc North 1-4	Dallas, TX	446,000	02/2017	35,455	86%
Madison IV & V	Tampa, FL	145,000	03/2017	8,767	100%
Jones Corporate Park	Las Vegas, NV	416,000	04/2017	41,075	88%
Steele Creek VI	Charlotte, NC	137,000	04/2017	7,842	100%
Ten Sky Harbor	Phoenix, AZ	64,000	04/2017	6,577	100%
Horizon V	Orlando, FL	141,000	05/2017	9,697	100%
Horizon VII	Orlando, FL	109,000	06/2017	8,431	100%
Eisenhauer Point 4	San Antonio, TX	85,000	07/2017	5,371	100%
CreekView 121 1& 2	Dallas, TX	193,000	08/2017	17,842	100%
Total Properties Transferred		2,197,000		$170,522	95%

(1) Cumulative Cost as of 12/31/17 represents incremental cost for redevelopment from a manufacturing building to a multi-tenant distribution building.

DIVIDENDS

EastGroup paid cash dividends of $.64 per share in the fourth quarter of 2017. This was the Company’s 152nd consecutive quarterly cash distribution to shareholders.  EastGroup has increased or maintained its dividend for 25 consecutive years. The Company has increased it 22 years within that period, including increases in each of the last six years.  The Company’s payout ratio of dividends to FFO was 59% for the year.  The annualized dividend rate of $2.56 per share yielded 3.0% on the closing stock price of $84.36 on January 30, 2018.

FINANCIAL STRENGTH AND FLEXIBILITY

EastGroup continues to maintain a strong and flexible balance sheet.  Debt-to-total market capitalization was 26.6% at December 31, 2017.  The Company had interest and fixed charge coverage ratios of 5.72x for the fourth quarter and 5.19x for the year, and a debt to adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) ratio of 5.79x for the fourth quarter and 6.14x for the year.

As previously announced, in December, EastGroup closed $60 million of senior unsecured private placement notes with an insurance company. The notes have a seven-year term and a fixed interest rate of 3.46% with semi-annual interest payments. The notes will not be and have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Also in December, the Company refinanced a $75 million unsecured term loan, resulting in a 30 basis point reduction in the loan's interest rate. The loan, which has a maturity date of December 20, 2020, now has an effectively fixed interest rate of 3.452%. The refinancing will provide a net annual savings to the Company of approximately $170,000.

During the fourth quarter, EastGroup issued and sold 332,852 shares of common stock under its continuous equity program at an average price of $91.95 per share, providing net proceeds to the Company of $30.3 million. During the year, the Company issued and sold a total of 1,370,457 shares of common stock under the program at an average price of $80.71 per share, providing net proceeds to the Company of $109.2 million.

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OUTLOOK FOR 2018

EPS for 2018 is estimated to be in the range of $1.92 to $2.02.  Estimated FFO per share attributable to common stockholders for 2018 is estimated to be in the range of $4.45 to $4.55. The table below reconciles projected net income attributable to common stockholders to projected FFO.

	Low Range		High Range
	Q1 2018	Y/E 2018	Q1 2018	Y/E 2018
	(In thousands, except per share data)

Net income attributable to common stockholders	$16,326	67,268	17,017	70,770
Depreciation and amortization	22,012	88,585	22,012	88,585
Funds from operations attributable to common stockholders	$38,338	155,853	39,029	159,355

Diluted shares	34,737	35,019	34,737	35,019

Per share data (diluted):
Net income attributable to common stockholders	$0.47	1.92	0.49	2.02
Funds from operations attributable to common stockholders	1.10	4.45	1.12	4.55

The following assumptions were used for the mid-point:

Metrics	Guidance for Q1 2018	Initial Guidance for Year 2018	Actual for Year 2017
FFO per share	$1.11	$4.50	$4.26
FFO per share increase over prior year period	12.1%	5.6%	6.0%
Same Property Net Operating Income (PNOI) growth:
Straight-line basis	3.7%	2.3% (1)	2.8%
Cash basis (2)	3.7%	2.7% (1)	3.3%
Average quarterly same PNOI growth - Straight-line basis	n/a	3.3%	3.6%
Average month-end occupancy	95.9%	95.2%	95.5%
Lease termination fee income	$75,000	$300,000	$468,000
Bad debt expense (No identified bad debts for 2018)	$250,000	$1,000,000	$499,000
Development starts:
Square feet	169,000	1.4 million	1.3 million
Projected total investment	$12 million	$120 million	$109 million
Development-stage operating property acquisitions	None	None	$10 million
Operating property acquisitions	None	$50 million	$55 million
Operating property dispositions (Potential gains on dispositions are not included in the projections)	$14 million	$50 million	$38 million
Gain (loss) on sales of non-operating real estate	None	None	$293,000
Average variable interest rate on unsecured bank credit facilities	2.7%	2.9%	2.1%
Unsecured debt closing in period	$60 million at 4.0%	$140 million at 4.3% weighted average interest rate	$60 million at 3.46%
Common stock issuances	$12.5 million	$50 million	$111 million
General and administrative expense	$3.6 million	$13.2 million	$15.0 million

(1) Includes properties which have been in the operating portfolio since 1/1/17 and are projected to be in the operating portfolio through 12/31/18.

(2) Beginning on 1/1/18, the Cash basis excludes straight-line rent adjustments and amortization of above/below market rent adjustments. For 2017, this metric excluded straight-line rent adjustments only. See the Definitions section of this press release for additional information about the change in this operating metric.

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DEFINITIONS

The Company’s chief decision makers use two primary measures of operating results in making decisions:  (1) property net operating income (PNOI), defined as Income from real estate operations less Expenses from real estate operations (including market-based internal management fee expense) plus the Company's share of income and property operating expenses from its less-than-wholly-owned real estate investments, and (2) funds from operations attributable to common stockholders (FFO).  EastGroup defines FFO consistent with the National Association of Real Estate Investment Trusts’ definition, as net income (loss) attributable to common stockholders computed in accordance with U.S. generally accepted accounting principles (GAAP), excluding gains or losses from sales of depreciable real estate property and impairment losses, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

PNOI and FFO are supplemental industry reporting measurements used to evaluate the performance of the Company’s investments in real estate assets and its operating results. The Company believes that the exclusion of depreciation and amortization in the industry’s calculations of PNOI and FFO provides supplemental indicators of the properties’ performance since real estate values have historically risen or fallen with market conditions.  PNOI and FFO as calculated by the Company may not be comparable to similarly titled but differently calculated measures for other REITs.  Investors should be aware that items excluded from or added back to FFO are significant components in understanding and assessing the Company’s financial performance.

EastGroup sometimes refers to PNOI from Same Properties as "Same PNOI" in this press release and the accompanying reconciliation. Same Properties is defined as operating properties owned during the entire current period and prior year reporting period. Development properties are excluded until held in the operating portfolio for both the current and prior year reporting periods.

The Company's chief decision makers also use adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) in making decisions. Adjusted EBITDA is defined as Net Income, excluding gains or losses from sales of depreciable real estate property, plus interest, taxes, depreciation and amortization.

In a press release dated January 17, 2018, the Company, along with a group of other leading industrial REITs (the Industrial REIT Group), announced that the Industrial REIT Group has agreed on a consistent methodology to calculate various non-GAAP property operating metrics. These non-GAAP metrics include common methodologies for determining property stabilization and occupancy as well as reporting of comparative changes in rental rates and tenant retention rates. In addition, the Industrial REIT Group has agreed on the definition of the annual pool of properties (same property pool) used in calculating same property net operating income growth (same property NOI). Specifically, the annual same property pool will only include properties held as of the beginning of the prior calendar year which were stabilized (according to the agreed upon definition) throughout both periods presented.

Beginning in the first quarter of 2018, all members of the Industrial REIT Group have agreed to calculate these non-GAAP metrics based on the agreed upon methodologies. These conforming changes do not have a material impact on EastGroup's non-GAAP metrics for periods prior to 2018. The outlook for 2018 included in this earnings release is based on the revised methodologies.

As a result of the efforts of the Industrial REIT Group, EastGroup will make the following conforming changes, effective January 1, 2018:

•
The Company will transfer development properties to the operating portfolio at the earlier of 90% occupancy or one year after shell completion. EastGroup's previous policy was to transfer properties at the earlier of 80% occupancy or one year after shell completion.

•
The calculation of the Company's rental rate change will no longer exclude leases for space which has been vacant for more than 24 months. All leases will be included, with the exception of short-term leases with terms less than 12 months and leases of first generation space in properties acquired or developed by EastGroup.

•	The calculation of same property NOI without straight-line rent adjustments will be adjusted to also exclude amortization of above/below market rent adjustments.

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CONFERENCE CALL

EastGroup will host a conference call and webcast to discuss the results of its fourth quarter and review the Company’s current operations on Thursday, February 1, 2018, at 11:00 a.m. Eastern Standard Time.  A live broadcast of the conference call is available by dialing 1-888-632-3384 (conference ID: EastGroup) or by webcast through a link on the Company's website at eastgroup.net.  If you are unable to listen to the live conference call, a telephone and webcast replay will be available until Thursday, February 8, 2018.  The telephone replay can be accessed by dialing 1-800-695-0974, and the webcast replay can be accessed through a link on the Company's website at eastgroup.net.

SUPPLEMENTAL INFORMATION

Supplemental financial information is available under Quarterly Results in the Investor Relations section of the Company’s website at eastgroup.net or upon request by calling the Company at 601-354-3555.

COMPANY INFORMATION

EastGroup Properties, Inc. is a self-administered equity real estate investment trust focused on the development, acquisition and operation of industrial properties in major Sunbelt markets throughout the United States with an emphasis in the states of Florida, Texas, Arizona, California and North Carolina.  The Company’s goal is to maximize shareholder value by being a leading provider in its markets of functional, flexible and quality business distribution space for location sensitive customers (primarily in the 10,000 to 50,000 square foot range).  The Company’s strategy for growth is based on ownership of premier distribution facilities generally clustered near major transportation features in supply-constrained submarkets.  EastGroup’s portfolio, including development projects in lease-up and under construction, currently includes approximately 40 million square feet.  EastGroup Properties, Inc. press releases are available on the Company’s website at eastgroup.net.

FORWARD-LOOKING STATEMENTS

The Company's assumptions and financial projections in this release are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Words such as “will,” “anticipates,” “expects,” “believes,” “intends,” “plans,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature.  All statements that address operating performance, events or developments that the Company expects or anticipates will occur in the future, including statements relating to rent and occupancy growth, development activity, the acquisition or sale of properties, general conditions in the geographic areas where the Company operates and the availability of capital, are forward-looking statements.  Forward-looking statements are inherently subject to known and unknown risks and uncertainties, many of which the Company cannot predict, including, without limitation:

•	changes in general economic conditions;

•	the extent of customer defaults or of any early lease terminations;

•	the Company's ability to lease or re-lease space at current or anticipated rents;

•	the availability of financing;

•	failure to maintain credit ratings with rating agencies;

•	changes in the supply of and demand for industrial/warehouse properties;

•	increases in interest rate levels;

•	increases in operating costs;

•	natural disasters, terrorism, riots and acts of war, and the Company's ability to obtain adequate insurance;

•	changes in governmental regulation, tax rates and similar matters;

•	attracting and retaining key personnel; and

•
other risks associated with the development and acquisition of properties, including risks that development projects may not be completed on schedule, development or operating costs may be greater than anticipated or acquisitions may not close as scheduled.

Although the Company believes that the expectations reflected in the forward-looking statements are based upon reasonable assumptions at the time made, the Company can give no assurance that such expectations will be achieved.  The Company assumes no obligation whatsoever to publicly update or revise any forward-looking statements.  See also the information contained in the Company’s reports filed or to be filed from time to time with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

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EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
REVENUES
Income from real estate operations	$71,327	66,333	274,031	252,961
Other revenue	29	18	119	86
	71,356	66,351	274,150	253,047
EXPENSES
Expenses from real estate operations	20,748	20,217	80,108	74,347
Depreciation and amortization	21,773	20,179	83,874	77,935
General and administrative	3,386	2,569	14,972	13,232
Acquisition costs	—	—	—	161
	45,907	42,965	178,954	165,675
OPERATING INCOME	25,449	23,386	95,196	87,372
OTHER INCOME (EXPENSE)
Interest expense	(8,370)	(8,135)	(34,775)	(35,213)
Gain (loss) on sales of real estate investments	—	(143)	21,855	42,170
Other	588	263	1,313	1,765
NET INCOME	17,667	15,371	83,589	96,094
Net income attributable to noncontrolling interest in joint ventures	(77)	(147)	(406)	(585)
NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS	17,590	15,224	83,183	95,509
Other comprehensive income - cash flow hedges	2,703	11,704	3,353	5,451
TOTAL COMPREHENSIVE INCOME	$20,293	26,928	86,536	100,960
BASIC PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Net income attributable to common stockholders	$0.51	0.46	2.45	2.93
Weighted average shares outstanding	34,406	32,874	33,996	32,563
DILUTED PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Net income attributable to common stockholders	$0.51	0.46	2.44	2.93
Weighted average shares outstanding	34,505	32,964	34,047	32,628

EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016

NET INCOME	$17,667	15,371	83,589	96,094
(Gain) loss on sales of real estate investments	—	143	(21,855)	(42,170)
(Gain), net of loss, on sales of non-operating real estate	(333)	—	(293)	(733)
Interest income	(62)	(64)	(247)	(255)
Other income	(29)	(18)	(119)	(86)
Interest rate swap ineffectiveness	—	—	—	5
Depreciation and amortization	21,773	20,179	83,874	77,935
Company's share of depreciation from unconsolidated investment	31	31	124	124
Interest expense (1)	8,370	8,135	34,775	35,213
General and administrative expense (2)	3,386	2,569	14,972	13,232
Acquisition costs	—	—	—	161
Noncontrolling interest in PNOI of consolidated 80% joint ventures	(140)	(205)	(633)	(823)
PROPERTY NET OPERATING INCOME (PNOI)	$50,663	46,141	194,187	178,697
COMPONENTS OF PNOI:
PNOI from Same Properties (3)	$47,183	44,850	176,279	171,514
PNOI from 2016 and 2017 Acquisitions	661	—	3,941	586
PNOI from 2016 and 2017 Development and Redevelopment Properties	2,882	717	13,385	3,058
PNOI from 2016 and 2017 Operating Property Dispositions	33	643	1,031	3,798
Other PNOI	(96)	(69)	(449)	(259)
TOTAL PNOI	$50,663	46,141	194,187	178,697
NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS	$17,590	15,224	83,183	95,509
Depreciation and amortization	21,773	20,179	83,874	77,935
Company's share of depreciation from unconsolidated investment	31	31	124	124
Depreciation and amortization from noncontrolling interest	(64)	(55)	(224)	(214)
(Gain) loss on sales of real estate investments	—	143	(21,855)	(42,170)
FUNDS FROM OPERATIONS (FFO) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$39,330	35,522	145,102	131,184
NET INCOME	$17,667	15,371	83,589	96,094
Interest expense (1)	8,370	8,135	34,775	35,213
Depreciation and amortization	21,773	20,179	83,874	77,935
Company's share of depreciation from unconsolidated investment	31	31	124	124
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA)	47,841	43,716	202,362	209,366
(Gain) loss on sales of real estate investments	—	143	(21,855)	(42,170)
ADJUSTED EBITDA	$47,841	43,859	180,507	167,196
DILUTED PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Net income attributable to common stockholders	$0.51	0.46	2.44	2.93
Funds from operations (FFO) attributable to common stockholders	$1.14	1.08	4.26	4.02
Weighted average shares outstanding for EPS and FFO purposes	34,505	32,964	34,047	32,628

(1)  Net of capitalized interest of $1,523 and $1,603 for the three months ended December 31, 2017 and 2016, respectively; and $5,765 and $5,340 for the twelve months ended December 31, 2017 and 2016, respectively.

(2) Net of capitalized development costs of $1,104 and $1,129 for the three months ended December 31, 2017 and 2016, respectively; and $4,754 and $3,789 for the twelve months ended December 31, 2017 and 2016, respectively.

(3) Same Properties is defined as operating properties owned during the entire current period and prior year reporting period. Development properties are excluded until held in the operating portfolio for both the current and prior year reporting periods.